UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 25, 2015

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket Street, Petach Tikva, Israel	4951778
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 3-924 1114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement

On August 25, 2015, OphthaliX, Inc., a Delaware corporation (the “Company”), executed an amendment (the “Amendment”) with respect to the previously announced Share Purchase Agreement with Improved Vision Systems (I.V.S) Ltd (“IVS”), an Israeli company, Dan Oz, founder and shareholder of IVS and all other shareholders of IVS.

Pursuant to the Amendment, the deadline for holding the initial closing has been extended to October 30, 2015. In addition, certain closing conditions have been revised to, among other things, provide that the amount of fundraising required to hold an initial closing shall be not less than $3 million and to remove as a closing condition the requirement to receive approval to up-list to a national securities exchange.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the Company’s expectations related to the timing and closing of the acquisition of IVS, all of which are subject to risks and uncertainties. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. The Company assumes no obligation to update such statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

2.1	Amendment to Share Purchase Agreement by and between OpthaliX, Inc., Improved Vision Systems (I.V.S) Ltd., Dan Oz and all other shareholders of Improved Vision Systems (I.V.S) Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date: August 27, 2015	By	/s/ Pnina Fishman
Pnina Fishman, Interim CEO

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